Hennessy Advisors, Inc.

Exhibit 99.2

                Written Statement of the Chief Financial Officer
                          Pursuant to 18 U.S.C. ss.1350

           Solely for the purposes of complying with 18 U.S.C.ss.1350, I, the undersigned Chief Financial Officer of Hennessy Advisors, Inc. (the "Company"), hereby certify, based on my knowledge, that:

       1. the Annual Report on Form 10-KSB of the Company for the year ended September 30,2002, (the "Report") fully complies with the require-ments of Section 13(a) of the Securities Exchange Act of 1934; and

       2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Teresa M. Nilsen
---------------------------
Teresa M. Nilsen

Date:  December 26, 2002